UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2006

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On August 29, 2006, School Specialty, Inc. (the "Company") accepted Mary M. Kabacinski's resignation as Executive Vice President and Chief Financial Officer of School Specialty, Inc., effective September 15, 2006 and waived the notice provisions of her employment contract. Ms. Kabacinski's employment contract, dated September 3, 1999, will terminate effective September 15, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On August 29, 2006, Mary M. Kabacinski, Executive Vice President and Chief Financial Officer of School Specialty, Inc. delivered notice of her resignation from that position effective September 15, 2006. Effective with Ms. Kabacinski's resignation, David G. Gomach will become Executive Vice President and Chief Financial Officer of School Specialty, Inc.

    On August 29, 2006, the Company appointed David G. Gomach, age 48, as Executive Vice President and Chief Financial Officer, upon resignation of that position on September 15, 2006 by Mary M. Kabacinski. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. Mr. Gomach joined the Company on August 14, 2006 as Executive Vice President -- Finance. Previously, he served as the Chief Financial Officer for Chicago Mercantile Exchange Holdings, Inc. ("CME"), the largest futures exchange and the first publicly traded exchange in the United States, from 1998 until he retired in November 2004, and held various financial positions during his 17 year tenure with CME. He has experience in finance, investor relations, strategic planning and procurement and he assisted in the transition of CME from a mutual organization to a for-profit entity and led their initial public offering in 2002. Mr. Gomach is a director and chairman of the audit committee for MarketAxess Holdings, Inc., which operates one of the leading platforms for the electronic trading of corporate bonds and certain other types of fixed income securities.

On August 14, 2006, the Company entered into an Employment Agreement with Mr. Gomach. The agreement has an initial term of three years, with automatic one year renewals unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $300,000, participation in an incentive bonus plan, options to purchase 45,000 shares of School Specialty, Inc. common stock and participation in an equity based performance incentive plan. The agreement contains confidentiality and non-compete provisions during employment and for 24 months after termination of employment. If Mr. Gomach is terminated without cause, the agreement provides for the payment of one year of his annual salary, provided a severance agreement is reached with the Company. A copy of Mr. Gomach's Employment Agreement is attached hereto as Exhibit 99.2 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description

    Press release dated August 30, 2006.
    Employment Agreement between School Specialty, Inc. and David G. Gomach dated August 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SCHOOL SPECIALTY, INC.

Dated: August 30, 2006	By:
Mary M. Kabacinski Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

    Press release dated August 30, 2006.
    Employment Agreement between School Specialty, Inc. and David G. Gomach dated August 14, 2006.